Filed Under Rule 424 (b)(3) and (c)
                                                          File Number 333-83409

                  Prospectus Supplement Dated October 26, 1999

                                       to

                       Prospectus Dated September 1, 1999

                              AMERICA ONLINE, INC.

                        2,863,053 Shares of Common Stock

         This prospectus supplement adds information to the prospectus dated September 1, 1999 of America Online, Inc. relating to 2,863,053 shares of common stock which is held by the selling stockholders listed in the prospectus.

                              Selling Stockholders

         The table of Selling Stockholders in the prospectus is amended to add the following Selling Stockholders:


                                                        Number of         Number of Shares          Percent of
                                                   Shares Beneficially   Registered for Sale    Outstanding Shares
           Name of Selling Stockholders                   Owned                Hereby           After the Offering

Kim Davis                                                   3,564                3,564                    *
IDG Venture Management Company                             10,769               10,769                    *
Patrick Kenealy                                             7,166                7,166                    *
Patrick J. McGovern                                         1,433                1,433                    *
Woo Cheng Family Trust                                      5,733                5,733                    *
---------------

* The percentage is less than 1% of the outstanding shares of America Online's common stock.